Exhibit 99.1

CONTACT: Shintaro Asako Chief Financial Officer Phone: (858) 373-1500 E-mail: info@medicinova.com Rhonda Chiger Rx Communications, LLC Phone: (917) 322-2569 E-mail: rchiger@rxir.com

FOR IMMEDIATE RELEASE

MediciNova Reports Third Quarter 2008 Results

SAN DIEGO, Calif. – November 10, 2008 – MediciNova, Inc., a biopharmaceutical company that is publicly traded on the Nasdaq Global Market (Trading Symbol: MNOV) and the Hercules Market of the Osaka Securities Exchange (Code Number: 4875), today announced financial results for the third quarter ended September 30, 2008.

A detailed discussion of financial results and product development programs can be found in MediciNova’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, which was filed with the Securities and Exchange Commission on November 10, 2008 and is available through investors.medicinova.com/sec.cfm.

Financial Results

MediciNova reported a net loss of $4.8 million, or $0.40 per share, for the quarter ended September 30, 2008, compared to a net loss of $10.2 million, or $0.87 per share, for the same period last year. There were no revenues for the quarter ended September 30, 2008. Research and development expenses were $3.5 million for the quarter ended September 30, 2008, compared to $8.7 million for the quarter ended September 30, 2007. The decrease in research and development expenses primarily resulted from MediciNova’s strategic business decision to focus on the development of its two prioritized assets, MN-221 for the treatment of acute exacerbations of asthma and MN-166 for the treatment of multiple sclerosis (MS), and the completion of the two-year Phase II clinical trial for MN-166 for the treatment of MS. General and administrative expenses were $2.2 million for the quarter ended September 30, 2008, compared to $2.7 million for the quarter ended September 30, 2007. The decrease in general and administrative expenses was primarily due to a decrease in stock-based compensation and fees paid to external consultants.

As of September 30, 2008, the carrying value of MediciNova’s cash, cash equivalents and current marketable securities available-for-sale was $47.5 million, compared to $70.6 million at December 31, 2007. At September 30, 2008, cash and cash equivalents equaled $23.1 million and current marketable securities available-for-sale, consisting of auction rate securities (ARS), equaled $24.4 million. MediciNova’s investments in ARS classified as current marketable securities available-for-sale principally represent interests in government-guaranteed student loans. None of the underlying collateral for MediciNova’s ARS, classified as either current assets or long-term assets, consists of subprime mortgages or collateralized debt obligations. For the nine months ended September 30, 2008, MediciNova recorded a total impairment charge of $3.3 million to other-than-temporarily write-down the carrying value of its ARS based upon an analysis of the fair value of its entire ARS portfolio. This $3.3 million impairment charge was recorded in the consolidated statements of operations during the first six months of fiscal year 2008, as MediciNova determined that the decline in market value was other-than-temporary at that time. For the three months ended September 30, 2008, there was no further decline in the market value of the ARS classified as current marketable securities available-for-sale, as MediciNova determined that the carrying value of such ARS approximated fair value at September 30, 2008 based upon an analysis of the fair value of such ARS on a security-by-security basis and the ARS Rights Offer and related no-cost loan program announced by the brokerage firm associated with such ARS. For the ARS classified as other long-term assets, MediciNova determined that there was a temporary decline of $0.5 million in the market value of such ARS based on discounted cash flow valuations and management’s underlying assumptions as to when liquidity would return for these securities. As a result, MediciNova believes that it has sufficient capital to fund operations at least through the third quarter of 2009.

Highlights of the Quarter

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Positive preliminary results from a Phase II clinical trial evaluating MN-221 in patients with moderate to severe, stable asthma were reported. This clinical trial provided information on prolonged infusion dosing regiments with MN-221, and the preliminary results demonstrated clinically significant improvements in forced expiratory volume in one second (FEV1).

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Previously-announced data from the two-year Phase II clinical trial of MN-166 in multiple sclerosis were presented in two poster presentations at the World Congress for Treatment and Research in MS (WCTRIMS). The first presentation reported that MN-166 treatment resulted in positive findings on three independent measures indicative of a potential disease-progression modifying effect. The second presentation reported that the Phase II data demonstrated that MN-166 treatment resulted in positive findings on independent MRI measures indicative of a potential neuroprotective effect.

“Our two prioritized product development programs provide us with an opportunity to progress differentiated products into a marketplace in need of novel therapies,” said Yuichi Iwaki, M.D., Ph.D., President and Chief Executive Officer of MediciNova, Inc. “We continue to accumulate encouraging data on MN-221 from completed clinical trials, and we are now planning for the initiation of a second, larger Phase IIb clinical trial during the first quarter of 2009. In addition, we continue to actively pursue potential corporate partners for our other prioritized product candidate, MN-166.”

About MediciNova

MediciNova, Inc. is a publicly-traded biopharmaceutical company focused on acquiring and developing novel, small-molecule therapeutics for the treatment of diseases with unmet need with a specific focus on the U.S. market. Through strategic alliances primarily with Japanese pharmaceutical companies, MediciNova holds rights to a diversified portfolio of clinical and preclinical product candidates, each of which MediciNova believes has a well-characterized and differentiated therapeutic profile, attractive commercial potential and patent assets having claims of commercially adequate scope. MediciNova’s pipeline includes six clinical-stage compounds for the treatment of acute exacerbations of asthma, multiple sclerosis, asthma, interstitial cystitis, solid tumor cancers, Generalized Anxiety Disorder, preterm labor and urinary incontinence and two preclinical-stage compounds for the treatment of thrombotic disorders. MediciNova’s current strategy is to focus its resources on its two prioritized product candidates, MN-221 for the treatment of acute exacerbations of asthma and MN-166 for the treatment of multiple sclerosis, and either pursue development independently, in the case of MN-221, or establish a strategic collaboration to support further development, in the case of MN-166. MediciNova will seek to monetize its other product candidates at key value inflection points. For more information on MediciNova, Inc., please visit www.medicinova.com.

Statements in this press release that are not historical in nature constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding MediciNova’s clinical trials supporting efficacy of product candidates and the potential novelty of such product candidates as treatments for disease, plans and objectives for present and future clinical trials and product development, strategies, future performance, expectations, assumptions, financial condition, liquidity and capital resources. These forward-looking statements may be preceded by, followed by or otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “plans,” “will,” “can,” “could,” “may,” “would,” or similar expressions. These forward-looking statements involve a number of risks and uncertainties that may cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results or events to differ materially from those expressed or implied by these forward-looking statements, include, but are not limited to, the risks and uncertainties inherent in clinical trials and product development and commercialization, such as the uncertainty in results of clinical trials for product candidates, the uncertainty of whether the results of clinical trials will be predictive of results in later stages of product development, MediciNova’s reliance on third parties and the timing, cost and design of future clinical trials and research activities, the failure to execute strategic plans or strategies successfully, MediciNova’s collaborations with third parties, failure to obtain or maintain FDA approval, market factors (including whether uncertainties in the credit and capital markets or a further deterioration of these markets will lead to future impairments to MediciNova’s investment portfolio), economic conditions such as interest rate and currency fluctuations, intellectual property rights or contract rights, and the other risks and uncertainties described in MediciNova’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2007 and its subsequent periodic reports on Forms 10-Q and 8-K. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. MediciNova disclaims any intent or obligation to revise or update these forward-looking statements.

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MEDICINOVA, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2008	December 31, 2007
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$23,078,732	$18,778,938
Marketable securities available-for-sale	24,372,280	51,856,571
Prepaid expenses and other current assets	1,114,660	2,443,612

Total current assets	48,565,672	73,079,121
Property and equipment, net	427,067	673,317
Other long-term assets	2,886,187	—

Total assets	$51,878,926	$73,752,438

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$369,502	$2,880,462
Accrued expenses	2,605,071	3,619,861
Income taxes payable	—	20,000
Accrued compensation and related expenses	798,768	620,604

Total current liabilities	3,773,341	7,140,927
Deferred rent	—	3,310
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 30,000,000 shares authorized at September 30, 2008 and 20,000,000 shares authorized at December 31, 2007; 12,072,027 shares issued at September 30, 2008 and December 31, 2007	12,072	12,072
Additional paid-in capital	275,570,859	273,189,063
Accumulated other comprehensive loss	(592,603)	(131,466)
Treasury stock, at cost; 87,314 shares at September 30, 2008 and 124,581 shares at December 31, 2007	(1,317,361)	(1,404,088)
Deficit accumulated during the development stage	(225,567,382)	(205,057,380)

Total stockholders’ equity	48,105,858	66,608,201

Total liabilities and stockholders’ equity	$51,878,926	$73,752,438

MEDICINOVA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,		Period from September 26, 2000 (inception) to September 30, 2008
	2008	2007	2008	2007
Revenues	$—	$—	$—	$—	$1,558,227
Operating expenses:
Cost of revenues	—	—	—	—	1,258,421
Research and development	3,500,876	8,668,763	11,823,065	40,729,374	131,668,112
General and administrative	2,195,787	2,672,630	6,993,195	8,732,144	76,880,207

Total operating expenses	5,696,663	11,341,393	18,816,260	49,461,518	209,806,740

Operating loss	(5,696,663)	(11,341,393)	(18,816,260)	(49,461,518)	(208,248,513)
Impairment charge on marketable securities	—	—	(3,295,621)	—	(3,295,621)
Foreign exchange loss	532,392	—	(90,997)	—	(90,997)
Interest income, net	352,768	1,113,210	1,696,687	3,549,957	17,454,682
Income taxes	(3,664)	—	(3,811)	—	(23,811)

Net loss	(4,815,167)	(10,228,183)	(20,510,002)	(45,911,561)	(194,204,260)
Accretion to redemption value of redeemable convertible preferred stock	—	—	—	—	(98,445)
Deemed dividend resulting from beneficial conversion feature on Series C redeemable convertible preferred stock	—	—	—	—	(31,264,677)

Net loss applicable to common stockholders	$(4,815,167)	$(10,228,183)	$(20,510,002)	$(45,911,561)	$(225,567,382)

Basic and diluted net loss per common share	$(0.40)	$(0.87)	$(1.70)	$(3.94)

Shares used to compute basic and diluted net loss per common share	12,072,027	11,768,001	12,072,027	11,640,405